EXHIBIT 99.1

Intelligent Systems Schedules First Quarter 2018 Earnings Release and Conference Call

NORCROSS, Ga., May 03, 2018 (GLOBE NEWSWIRE) -- Intelligent Systems Corporation (NYSE American:INS)  [www.intelsys.com] intends to hold an investor conference call on Wednesday, May 9, 2018 at 11 A.M. Eastern Daylight Time in conjunction with the company’s earnings release for the quarter ended March 31, 2018.  The company plans to issue a press release with the financial results for the period before the market opens on May 9, 2018.

Interested investors are invited to attend the conference call by dialing 855-766-6518 and entering conference ID code 3987988.  A transcript of the call will be posted on the company’s website at www.intelsys.com as soon as available after the call.

About Intelligent Systems Corporation:
For over thirty-five years, Intelligent Systems Corporation (NYSE American:INS) has identified, created, operated and grown technology companies.  Our principal business, CoreCard Software, (www.corecard.com) and its affiliate companies, designs, develops, and markets a comprehensive suite of software solutions to corporations, financial institutions, retailers and processors to manage their credit and debit cards, prepaid cards, private label cards, fleet cards, loyalty programs, and accounts receivable and small loan transactions.  CoreCard also offers prepaid and credit card processing services using its proprietary software solutions.   Further information is available on the company’s website at www.intelsys.com or by calling the company at 770-381-2900.

Forward-looking Statements:
In addition to historical information, this news release may contain forward-looking statements relating to Intelligent Systems Corporation and its subsidiary and affiliated companies. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Intelligent Systems Corporation and its management with respect to, among other things, results of operations, product plans, and financial condition. The words "may," "will," "anticipate," "believe," "intend," "expect," "estimate," "plan," "strategy" and similar expressions are intended to identify forward-looking statements.  Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. The company does not undertake to update or revise any forward-looking statements whether as a result of new developments or otherwise, except as required by law. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are instability in the financial markets, delays in product development, undetected software errors, competitive pressures, changes in customers’ requirements or financial condition, market acceptance of products and services, and declines in general economic and financial market conditions, particularly those that cause businesses to delay purchase decisions.

Contact:
Intelligent Systems Corporation
Karen J. Reynolds, Chief Financial Officer
770-564-5503
karen@intelsys.com